                                                                EXHIBIT 99(3)



                            ARROW ELECTRONICS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS, OCTOBER 31, 1994

   The undersigned hereby appoints Stephen P. Kaufman, Robert E. Klatell, and John C. Waddell, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on October __, 1994 at _____ P.M., New York City time, at the executive offices of the corporation, 25 Hub Drive, Melville, New York, or any adjournments thereof, as set forth on the reverse hereof:

           PLEASE RETURN THIS PROXY PROMPTLY IN THIS ENCLOSED ENVELOPE



                                                               Please mark
                                                         /X/    your votes
                                                                  as this
                    ______________
                        COMMON


MANAGEMENT RECOMMENDS A VOTE FOR

1. Authority to vote FOR the approval and adoption of an Agreement and Plan of   FOR      AGAINST    ABSTAIN
Merger, which provides for the merger of a wholly owned subsidiary of Arrow,     / /        / /        / /
with and into Anthem Electronics, Inc. ("Anthem"), the issuance of shares of
Arrow common stock to the holders of the outstanding shares of Anthem common stock, and the assumption of the stock options outstanding under the Anthem stock option plans, all on the terms and subject to the conditions set forth in such Agreement.



2. Authority to vote FOR the amendment to the Arrow Certificate of               FOR      AGAINST    ABSTAIN
Incorporation to increase the number of authorized shares of common              / /        / /        / /
stock from 60,000,000 to 80,000,000.


3. In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.



THIS PROXY IS BEING SOLICITED BY THE MANAGEMENT AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN ITEMS 1 AND 2 ABOVE.

Dated: ________________________________________________________________ , 1994

______________________________________________________________________________
Signature of Shareholder(s)

______________________________________________________________________________
Signature of Shareholder(s)

PLEASE SIGN EXACTLY AS NAME APPEARS TO THE LEFT. WHEN SIGNING AS
ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD
YOUR FULL TITLE AS SUCH. IF SHARES ARE REGISTERED IN THE NAMES OF JOINT TENANTS OR TRUSTEES, EACH JOINT TENANT OR TRUSTEE SHOULD SIGN.